Exhibit 99.2

BOSTON PROPERTIES ANNOUNCES FIRST QUARTER 2019 RESULTS; REPORTS EPS OF $0.63 AND FFO PER SHARE OF $1.72

BOSTON, MA, April 30, 2019 - Boston Properties, Inc. (NYSE: BXP), the largest publicly-traded developer, owner and manager of Class A office properties in the United States, reported results today for the first quarter ended March 31, 2019.
Financial highlights for the first quarter include:

•	Total revenue increased 10% to $725.8 million as compared to total revenue of $661.2 million for the quarter ended March 31, 2018.

•
Net income attributable to common shareholders of $98.1 million, or $0.63 per diluted share (EPS), decreased 45% compared to $176.0 million, or $1.14 per diluted share, for the quarter ended March 31, 2018, primarily due to gains on asset sales during the first quarter of 2018.

•
Funds from Operations (FFO) increased 15% to $266.0 million, or $1.72 per diluted share, from FFO of $230.6 million, or $1.49 per diluted share, for the quarter ended March 31, 2018, primarily due to higher lease revenue from the completion of development projects and improvements from its in-service portfolio.

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FFO of $1.72 per diluted share was $0.05 greater than the mid-point of the Company's first quarter guidance provided on January 29, 2019, due to a delay of expenses of $0.03 per share into later in 2019 and $0.02 per share of better-than-projected portfolio performance.

The Company provided guidance for the second quarter of 2019 with projected EPS of $0.72 - $0.74 per diluted share and projected FFO of $1.73 - $1.75 per diluted share.

The Company also reduced its full year 2019 EPS guidance by $0.12 at the mid-point and increased its full year 2019 FFO guidance by $0.05 at the mid-point compared to guidance provided on January 29, 2019. See "EPS and FFO Per Share Guidance" below.
Recent business highlights include:

•
Increased total portfolio occupancy to 92.9% for the Company’s in-service office properties, an increase of 150 bps from the fourth quarter of 2018 and an increase of 240 bps as compared to the first quarter of 2018.

•
Signed a new, 15-year lease agreement with Bank of America for 545,000 square feet at 100 Federal Street in Boston, Massachusetts. This new agreement is an early renewal of their lease that was scheduled to expire in 2022.

•
Announced a 15-year lease with Google, LLC for approximately 362,000 square feet of Class A office space in a build-to-suit development project to be located at the Company’s 325 Main Street property at Kendall Center in Cambridge, Massachusetts. The new, 16-story building

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will be approximately 400,000 square feet (including a retail component) and will replace the existing, four-story, approximately 115,000 square foot building currently on site. Construction is expected to commence this year and be completed in 2022.

•
Issued its 2018 Sustainability Report which outlines the Company’s Key Performance Indicators (KPIs), achievements and initiatives to address key environmental, social and governance (ESG) issues. The 2018 Sustainability Report is aligned with the Global Reporting Initiative (GRI) and reinforces the Company's ongoing leadership in all aspects of sustainability.

•
Selected as a 2019 ENERGY STAR® Partner of the Year. The Company was recognized by the U.S. Environmental Protection Agency (EPA) in Washington, DC. Earning an ENERGY STAR® Partner of the Year Award distinguishes corporate energy management programs, and is the highest level of EPA recognition.

Other events during the first quarter include:
Acquisition and Disposition Activities

•	Completed the sale of 2600 Tower Oaks Boulevard, a 179,000 square foot property in Rockville, Maryland on January 24, 2019 for a gross sale price of approximately $22.7 million.

•
Exercised its right to acquire land parcels at Carnegie Center in Princeton, New Jersey on January 10, 2019, for approximately $42.9 million. The seller will be entitled to receive additional payments aggregating approximately $8.6 million, the payment of which is conditioned on the development or sale of each of the parcels. The land parcels could support approximately 1.7 million square feet of development.

Transactions completed subsequent to March 31, 2019:

•
A joint venture in which the Company has a 50% interest obtained construction financing with a total loan commitment of $255.0 million for its 7750 Wisconsin Avenue development project on April 26, 2019. The 734,000 square foot build-to-suit, Class A office building is located in Bethesda, Maryland and is 100% pre-leased to an affiliate of Marriott International, Inc. The construction financing bears interest at a variable rate equal to LIBOR plus 1.25% per annum and matures on April 26, 2023, with two, one-year extension options, subject to certain conditions.

•
On April 18, 2019, the Company entered into an agreement to sell One Tower Center, a 410,000 square foot office property in East Brunswick, New Jersey, for a gross sale price of approximately $38.0 million. The property is 39% leased and is considered a non-core asset. At March 31, 2019, the Company shortened its expected hold period for One Tower Center and, as a result, the Company reduced the carrying value of the property to its estimated fair value at March 31, 2019 and recognized an impairment loss totaling approximately $24.0 million. This impairment loss reduced EPS for the first quarter of 2019 but did not impact FFO.

•
The Company completed the acquisition of its partner's 5% ownership interest and promoted profits interest in the consolidated entity that owns Salesforce Tower in San Francisco, California on April 1, 2019, for cash totaling approximately $210.9 million, which amount was reduced by approximately $24.1 million to $186.8 million to reflect the repayment of the Company's preferred equity and preferred return in the venture. The partner was entitled to receive an additional promoted payment based on the success of the property which is included in the total consideration. The Company now owns 100% of Salesforce Tower.

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The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended March 31, 2019. In the opinion of management, the Company has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
The Company’s guidance for the second quarter and full year 2019 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.  Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call and in the Company’s Supplemental Operating and Financial Data for the quarter ended March 31, 2019. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below. For details of the Company's assumptions related to guidance for the second quarter and full year 2019 for EPS (diluted) and FFO per share (diluted), please see the First Quarter 2019 Supplemental Operating and Financial Data located on the Investor Relations section of the Company's website at bostonproperties.com.

As set forth below, the Company has updated its projected EPS (diluted) for the full year 2019 to $2.95 - $3.02 per share from $3.05 - $3.17 per share. This is a decrease of approximately $0.12 per share at the mid-point of the Company’s guidance provided on January 29, 2019 primarily due to a $0.14 per share impairment loss recognized as a result of the expected sale of One Tower Center, $0.02 per share of increased depreciation expense, $0.01 per share of projected company share of losses on sales of real estate, partially offset by $0.02 per share of greater-than-expected portfolio performance and $0.03 per share of lower-than-expected interest expense.
In addition, the Company has updated its projected guidance range for FFO per diluted share for the full year 2019 to $6.95 - $7.02 per share from $6.88 - $7.00 per share. This is an increase of approximately $0.05 per share at the mid-point of the Company’s guidance provided on January 29, 2019 primarily due to $0.02 per share of greater than expected portfolio performance and $0.03 per share of lower than expected interest expense.

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	Second Quarter 2019			Full Year 2019
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.72	-	$0.74	$2.95	-	$3.02
Add:
Projected Company Share of Real Estate Depreciation and Amortization	1.00	-	1.00	3.85	-	3.85
Impairment loss	—	-	—	0.14	-	0.14
Projected Company Share of Losses on Sales of Real Estate	0.01	-	0.01	0.01	-	0.01
Projected FFO per Share (diluted)	$1.73	-	$1.75	$6.95	-	$7.02
% Growth in FFO as compared to FY 2018	9.5%	-	10.8%	10.3%	-	11.4%
Boston Properties will host a conference call on Wednesday, May 1, 2019 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter 2019 results, the 2019 projections and related assumptions, and other matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 4649249. A replay of the conference call will be available through May 15, 2019, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 4649249. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.
Additionally, a copy of Boston Properties’ first quarter 2019 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties (NYSE: BXP) is the largest publicly-held developer and owner of Class A office properties in the United States, concentrated in five markets -  Boston, Los Angeles, New York, San Francisco and Washington, DC. The Company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. The Company’s portfolio totals 51.4 million square feet and 196 properties, including eleven properties under construction.

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This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “budgeted,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the second quarter and full fiscal year 2019, whether as a result of new information, future events or otherwise.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2019	December 31, 2018
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$20,835,575	$20,870,602
Construction in progress	647,469	578,796
Land held for future development	258,221	200,498
Right of use assets - finance leases	187,292	—
Right of use assets - operating leases	151,166	—
Less: accumulated depreciation	(4,962,959)	(4,897,777)
Total real estate	17,116,764	16,752,119
Cash and cash equivalents	360,091	543,359
Cash held in escrows	72,207	95,832
Investments in securities	32,052	28,198
Tenant and other receivables, net	92,462	86,629
Related party note receivable	80,000	80,000
Note receivable	19,593	19,468
Accrued rental income, net	954,063	934,896
Deferred charges, net	666,320	678,724
Prepaid expenses and other assets	131,472	80,943
Investments in unconsolidated joint ventures	976,580	956,309
Total assets	$20,501,604	$20,256,477
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,959,908	$2,964,572
Unsecured senior notes, net	7,547,043	7,544,697
Unsecured line of credit	—	—
Unsecured term loan, net	498,607	498,488
Lease liabilities - finance leases	173,123	—
Lease liabilities - operating leases	199,653	—
Accounts payable and accrued expenses	328,885	276,645
Dividends and distributions payable	165,352	165,114
Accrued interest payable	89,171	89,267
Other liabilities	369,575	503,726
Total liabilities	12,331,317	12,042,509

Commitments and contingencies	—	—
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at March 31, 2019 and December 31, 2018	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 154,594,386 and 154,537,378 issued and 154,515,486 and 154,458,478 outstanding at March 31, 2019 and December 31, 2018, respectively	1,545	1,545

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2019	December 31, 2018
	(in thousands, except for share and par value amounts)
Additional paid-in capital	6,414,612	6,407,623
Dividends in excess of earnings	(728,083)	(675,534)
Treasury common stock at cost, 78,900 shares at March 31, 2019 and December 31, 2018	(2,722)	(2,722)
Accumulated other comprehensive loss	(48,734)	(47,741)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,836,618	5,883,171
Noncontrolling interests:
Common units of the Operating Partnership	623,061	619,352
Property partnerships	1,710,608	1,711,445
Total equity	8,170,287	8,213,968
Total liabilities and equity	$20,501,604	$20,256,477

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BOSTON PROPERTIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended March 31,
	2019	2018
	(in thousands, except for per share amounts)
Revenue
Lease	$679,251	$—
Base rent	—	519,507
Recoveries from tenants	—	95,118
Parking and other	24,906	26,134
Hotel revenue	8,938	9,102
Development and management services	9,277	8,405
Direct reimbursements of payroll and related costs from management services contracts	3,395	2,885
Total revenue	725,767	661,151
Expenses
Operating
Rental	257,517	240,329
Hotel	7,863	8,073
General and administrative	41,762	35,894
Payroll and related costs from management services contracts	3,395	2,885
Transaction costs	460	21
Depreciation and amortization	164,594	165,797
Total expenses	475,591	452,999
Other income (expense)
Income from unconsolidated joint ventures	213	461
(Losses) gains on sales of real estate	(905)	96,397
Interest and other income	3,753	1,648
Gains (losses) from investments in securities	2,969	(126)
Impairment loss	(24,038)	—
Interest expense	(101,009)	(90,220)
Net income	131,159	216,312
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(18,830)	(17,234)
Noncontrolling interest—common units of the Operating Partnership	(11,599)	(20,432)
Net income attributable to Boston Properties, Inc.	100,730	178,646
Preferred dividends	(2,625)	(2,625)
Net income attributable to Boston Properties, Inc. common shareholders	$98,105	$176,021
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.63	$1.14
Weighted average number of common shares outstanding	154,525	154,385
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.63	$1.14
Weighted average number of common and common equivalent shares outstanding	154,844	154,705

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BOSTON PROPERTIES, INC. FUNDS FROM OPERATIONS (1) (Unaudited)

	Three months ended March 31,
	2019	2018
	(in thousands, except for per share amounts)

Net income attributable to Boston Properties, Inc. common shareholders	$98,105	$176,021
Add:
Preferred dividends	2,625	2,625
Noncontrolling interest - common units of the Operating Partnership	11,599	20,432
Noncontrolling interests in property partnerships	18,830	17,234
Net income	131,159	216,312
Add:
Depreciation and amortization expense	164,594	165,797
Noncontrolling interests in property partnerships' share of depreciation and amortization	(18,002)	(18,221)
Company's share of depreciation and amortization from unconsolidated joint ventures	15,470	9,444
Corporate-related depreciation and amortization	(395)	(405)
Impairment loss	24,038	—
Less:
(Losses) gains on sales of real estate	(905)	96,397
Noncontrolling interests in property partnerships	18,830	17,234
Preferred dividends	2,625	2,625
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	296,314	256,671
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	30,307	26,108
Funds from operations attributable to Boston Properties, Inc. common shareholders	$266,007	$230,563
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.77%	89.83%
Weighted average shares outstanding - basic	154,525	154,385
FFO per share basic	$1.72	$1.49
Weighted average shares outstanding - diluted	154,844	154,705
FFO per share diluted	$1.72	$1.49

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(1)
Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company's operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company's consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

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BOSTON PROPERTIES, INC. PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2019	December 31, 2018
Boston	96.5%	95.9%
Los Angeles	96.0%	96.7%
New York	90.5%	88.0%
San Francisco	90.7%	87.8%
Washington, DC	91.6%	90.7%
Total Portfolio	92.9%	91.4%

AT THE COMPANY
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
(617) 236-3352

Sara Buda
Vice President, Investor Relations
(617) 236-3429
sbuda@bostonproperties.com

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